Independent Auditors' Consent



To the Shareholders and Board of Trustees of the Ohio and National Portfolios of Smith Barney Muni Funds:

We consent to the use of our reports dated May 14, 1997 and May 16, 1997 for the Ohio and National Portfolios, respectively, of Smith Barney Muni Funds, incorporated herein by reference and to the references to our Firm under the heading "Financial Statements and Experts" in the Prospectus/Proxy Statement.




KPMG Peat Marwick LLP


New York, New York
September 24, 1997